As filed with the Securities and Exchange Commission on March 24, 2022
Registration No. 333-207193
Registration No. 333-183123
Registration No. 333-177520
Registration No. 333-177517
Registration No. 333-175780
Registration No. 333-163822
Registration No. 333-156390
Registration No. 333-156385
Registration No. 333-150640
Registration No. 333-150639
Registration No. 333-125478
Registration No. 333-125476
Registration No. 333-103307
Registration No. 333-103306
Registration No. 333-103305
Registration No. 333-100723
Registration No. 333-100718
Registration No. 333-82911
Registration No. 333-77991
Registration No. 333-77817
Registration No. 333-21851
Registration No. 333-21853
Registration No. 333-18743
Registration No. 033-58937
Registration No. 033-57769

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS ON FORM S-8
under
THE SECURITIES ACT OF 1933

RAYTHEON TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	06-0570975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
870 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

UNITED TECHNOLOGIES CORPORATION EMPLOYEE SAVINGS PLAN
GOODRICH CORPORATION EMPLOYEES’ SAVINGS PLAN
UNITED TECHNOLOGIES CORPORATION REPRESENTED EMPLOYEE SAVINGS PLAN
UNITED TECHNOLOGIES CORPORATION EMPLOYEE SAVINGS PLAN II
UNITED TECHNOLOGIES CORPORATION EMPLOYEE STOCK OPTION PLAN
HAMILTON SUNDSTRAND de PUERTO RICO SAVINGS PLAN
SUNDSTRAND CORPORATION DIRECTOR COMPENSATION PLAN

SUNDSTRAND CORPORATION MANAGEMENT STOCK PERFORMANCE PLAN
SUNDSTRAND CORPORATION NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
SUNDSTRAND CORPORATION STOCK INCENTIVE PLAN
1989 RESTRICTED STOCK PLAN
1999 RESTRICTED STOCK PLAN
UNITED TECHNOLOGIES CORPORATION NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
UNITED TECHNOLOGIES CORPORATION LONG TERM INCENTIVE PLAN
UT AUTOMOTIVE SAVINGS PLAN FOR HOURLY MANAGEMENT REPRESENTED EMPLOYEES
UNITED TECHNOLOGIES CORPORATION DEFINED CONTRIBUTION RETIREMENT PLAN
(Full title of the Plans)

Dana Ng
Corporate Vice President and Secretary
Raytheon Technologies Corporation
870 Winter Street
Waltham, Massachusetts 02451
(781) 522-3000
(Name, address and telephone number of agent for service)

With copies to:

Erica E. Bonnett Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements of Raytheon Technologies Corporation (with its predecessors-in-interest, the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•Registration No. 333-207193, filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 30, 2015, covering an aggregate of 20,000,000 shares of common stock, par value $1.00 per share, of United Technologies Corporation, predecessor-in-interest to the Company (“UTC”), issuable under the United Technologies Corporation Employee Savings Plan;
•Registration No. 333-183123 filed with the Commission on August 7, 2012, covering an aggregate of 4,307,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the Goodrich Corporation Employees’ Savings Plan;
•Registration No. 333-177520 filed with the Commission on October 26, 2011, covering an aggregate of 20,000,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Employee Savings Plan;
•Registration No. 333-177517 filed with the Commission on October 26, 2011, covering an aggregate of 10,000,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Represented Employee Savings Plan;
•Registration No. 333-175780 filed with the Commission on July 25, 2011, covering an aggregate of 10,000,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Employee Savings Plan;
•Registration No. 333-163822 filed with the Commission on December 18, 2009, covering an aggregate of 10,000,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Employee Savings Plan;
•Registration No. 333-156390 filed with the Commission on December 22, 2008, covering an aggregate of 5,000,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Represented Employee Savings Plan;
•Registration No. 333-156385 filed with the Commission on December 22, 2008, covering an aggregate of 10,000,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Employee Savings Plan;
•Registration No. 333-150640 filed with the Commission on May 5, 2008, covering an aggregate of 1,000,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Represented Employee Savings Plan;
•Registration No. 333-150639 filed with the Commission on May 5, 2008, covering an aggregate of 5,000,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Employee Savings Plan;
•Registration No. 333-125478 filed with the Commission on June 3, 2005, covering an aggregate of 600,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Represented Employee Savings Plan;
•Registration No. 333-125476 filed with the Commission on June 3, 2005, covering an aggregate of 2,000,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Employee Savings Plan;
•Registration No. 333-103307 filed with the Commission on February 19, 2003, covering an aggregate of 600,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Represented Employee Savings Plan;
•Registration No. 333-103306 filed with the Commission on February 19, 2003, covering an aggregate of 75,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Employee Savings Plan II;
•Registration No. 333-103305 filed with the Commission on February 19, 2003, covering an aggregate of 2,000,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Employee Savings Plan;
•Registration No. 333-100723 filed with the Commission on October 24, 2002, covering an aggregate of 8,000,000 shares of common stock, par value $5.00 per share, of UTC, issuable under the United Technologies Corporation Employee Stock Option Plan;
•Registration No. 333-100718 filed with the Commission on October 24, 2002, covering an aggregate of 500,000 shares of common stock, par value $5.00 per share, of UTC, issuable under the Hamilton Sundstrand de Puerto Rico Savings Plan;
•Registration No. 333-82911 filed with the Commission on July 15, 1999, covering an aggregate of 1,296,308 shares of common stock, par value $1.00 per share, of UTC, issuable under the Sundstrand Corporation Director Compensation Plan, the Sundstrand Corporation Management Stock Performance Plan, the Sundstrand Corporation Nonemployee Director Stock Option Plan, the Sundstrand Corporation Stock Incentive Plan and the 1989 Restricted Stock Plan;
•Registration No. 333-77991 filed with the Commission on May 7, 1999, as amended on June 11, 1999, covering an aggregate of 2,900,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the Sundstrand Corporation Director Compensation Plan, the Sundstrand Corporation Management Stock Performance Plan, the Sundstrand Corporation Nonemployee Director Stock Option Plan, the Sundstrand Corporation Stock Incentive Plan and the 1999 Restricted Stock Plan;
•Registration No. 333-77817 filed with the Commission on May 5, 1999, covering an aggregate of 300,000 shares of common stock, par value $1.00 per share, of UTC, issuable under the United Technologies Corporation Nonemployee Director Stock Option Plan;
•Registration No. 333-21851 filed with the Commission on February 14, 1997, covering an aggregate of 4,000,000 shares of common stock, par value $5.00 per share, of UTC, issuable under the United Technologies Corporation Employee Stock Option Plan;
•Registration No. 333-21853 filed with the Commission on February 14, 1997, covering an aggregate of 12,000,000 shares of common stock, par value $5.00 per share, of UTC, issuable under the United Technologies Corporation Long Term Incentive Plan;
•Registration No. 333-18743 filed with the Commission on December 24, 1996, covering an aggregate of 10,000 shares of common stock, par value $5.00 per share, of UTC, issuable under the UT Automotive Savings Plan for Hourly Management Represented Employees;
•Registration No. 033-58937 filed with the Commission on April 28, 1995, as amended on November 20, 1996, covering an aggregate of 50,000 shares of common stock, par value $5.00 per share, of UTC, issuable under the United Technologies Corporation Defined Contribution Retirement Plan;
•Registration No. 033-57769 filed with the Commission on February 17, 1995, covering an aggregate of 6,000,000 shares of common stock, par value $5.00 per share, of UTC, issuable under the United Technologies Corporation Long Term Incentive Plan.

The Company has terminated all offerings of its securities pursuant to the above-referenced Registration Statements. The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments on Form S-8 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 24, 2022.*

RAYTHEON TECHNOLOGIES CORPORATION

By	/s/ Dana Ng
Name: Dana Ng
Title: Corporate Vice President and Secretary

* Pursuant to Rule 478 under the Securities Act no other person is required to sign these Post-Effective Amendments.